PURCHASE AND SALE AGREEMENT

This Agreement is entered into this 7th day of April, 2003, between Freedom Financial Group Inc. (FKA Stevens Financial Group/Sinclair Financial Group) a Delaware corporation (together with its affiliate "Seller") and The Cadle Company, an Ohio corporation, and/or its Assigns, ("Buyer").

WHEREAS, Seller wishes to sell and Buyer wishes to buy all of Seller's right, title and interest in and to certain Contracts (as defined below) secured by first liens on manufactured homes

IN CONSIDERATION OF THE PREMISES AND OF THE MUTUAL COVENANTS AND AGREEMENTS HEREINAFTER CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                                   DEFINITION

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, will have the following meanings:

Agreement: This Agreement together with all exhibits and schedules hereto and all subsequent written amendments and supplements hereto and thereto.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking institutions in California are authorized or obligated by law or executive order to be closed.

Closing: The consummation of the transactions contemplated to take place under this Agreement on the Closing Date.

Closing Date: April 7th 2003, or such later date as may be agreed to by the parties to this Agreement.

Contract: A retail installment sales contract or note evidencing both an Obligor's obligation to pay the indebtedness provided for in the retail installment sales contract or note and the security interest in a manufactured home and any Improvements thereto.

Contract File: The credit application and investigation, all documents of insurance, and all other documentation in possession of Seller relating to a Contract.

Contract Rate: The per annum rate of interest to be paid by an Obligor as provided in a Contract.

Cut-off Date: April 7th 2003, after which date Seller will no longer process payments received from or on behalf of Obligors.

Escrow: Any funds held in trust by Seller for payment of insurance premiums or taxes and any funds received by Seller from an Obligor or for payment of any purpose on a Contract, that have not been applied to reduce the principal or interest owed by the Obligor and not otherwise applied to the Contract.

Obligor: The person or persons other than Seller who executed a Contract.

Schedule of Contracts: The schedule listing the Contracts to be purchased by Buyer on the Closing Date in the form attached hereto as Exhibit A.

Security Instrument: A manufacturer's certificate or statement of origin, certificate of title, UCC financing statement, mortgage, deed of trust and/or security deed duly filed and/or recorded, as required, in state and/or town/city/county offices, as appropriate, evidencing Seller's perfected first priority security interest in a manufactured home.

Unpaid Principal Balance: With respect to a Contract, the Obligor's original principal balance minus (i) the cumulative principal portion of each installment received from the Obligor and applied to reduce such balance, the application of such installment being determined by applying interest at the Contract Rate through and including the date of such payment and the remainder being applied to reduce the principal balance, and minus (ii) any principal prepayments received from the Obligor and applied to reduce such balance. The principal and interest portion of each installment is determined in the manner specified in each Contract.

                                    ARTICLE 2
                                      PRICE

The purchase price of each Contract will be calculated as of the Closing Date and will be equal to thirty one percent (31 %) of the Unpaid Principal Balance.

                                    ARTICLE 3
                         OWNERSHIP AND SECURITY INTEREST

Seller will reasonably cooperate with Buyer to take the action Buyer deems reasonably necessary to transfer to Buyer all of Seller's right, title and interest in and to the Contracts free and clear of all claims, liens and encumbrances, including, but not limited to, notifying the Obligors and others of Buyer's ownership of the Contracts and first priority security interest in the manufactured homes, the delivery of all originals of the Contracts and Contract files to Buyer, the execution of assignments, financing statements, and certificates of title.

                                    ARTICLE 4
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

For each Contract purchased by Buyer, Seller hereby represents, warrants and covenants as follows:

      1. To Seller's knowledge, all information set forth in any Contract File, and all other information furnished to Buyer by Seller with respect to the Contracts is true and correct in all respects.

      2. To Seller's knowledge each Security Instrument constitutes, or in the case of an application for a Security Instrument will constitute, upon proper assignment, filing or recording, a perfected first priority security interest in a manufactured home in favor of Buyer.

      3. To Seller's knowledge there are no mechanic's liens or claims for work, labor or material affecting a manufactured home, or any addition accessories and furnishings described in the Contract, or any improvements thereto

      4. Other than disclosed in the loan files, Seller has not been made aware of any delinquent tax, rent, assessment, lien or other charge outstanding against a manufactured home.

      5. To the Sellers knowledge there is no valid offset, defense or counterclaim to any Contact or Security Instrument, including the obligation of the Obligor to pay the unpaid principal, interest, or other charges on such Contract.

      6. The manufactured homes, including any additional accessories and furnishings in the manufactured homes described in the Contracts, are in an "as is where is" condition without further representations by the Seller.

      7. The Contract and Security Agreement represent a valid, binding and enforceable obligation on behalf of the Obligor under the related Contract, enforceable in accordance with their terms, subject only to applicable laws relating to insolvency, bankruptcy, and equitable remedies.

      8. There is no holder in due course claim or any claim against any third party available to the Obligor which would interfere with the Buyer's right to enforce the Contract or Security Instrument, to sell at a sale in the nature of foreclosure or the right to repossession.

      9. The manufactured home is insured under standard homeowner's hazard and casualty insurance policies, with extended coverage, naming Seller and its assignees (including Buyer) as loss payee, for an amount equal to the Unpaid Principal Balance of the Contract or the full cash value of the manufactured home.

      10. Seller, it is believed, was at the time it originated the Contracts a legal entity (Sub S Corporation) duly organized, validly existing, appropriately licensed and in good standing under the laws of the State where the manufactured home is located and at the time it acquired the Contracts.

      11. Seller has the corporate or other requisite legal power to sell, transfer and assign the Contracts and corresponding Security Instruments, and such sale, transfer and assignment have been duly authorized by any necessary corporate or other legal action of Seller and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with the terms thereof. Seller has obtained any and all necessary consents of third parties required of them in order to accomplish such sale, transfer and assignment, and such sale, transfer, and assignment will not result in Seller's being in default under any of the provisions of its articles of incorporation, by-laws, limited partnership agreement, articles of organization, operating agreement or of any material credit or other agreements to which it is a party.

      12. There is only one original of each Contract document and such original is being delivered to Buyer on the Closing Date. In the event the Seller does not have the original Contract document, Seller will provide a copy and a Lost Contract Affidavit to Buyer. Seller has good and marketable title to, and is the sole owner of, the Contracts without any claim thereto or the requirement of consent from any person or entity not a party hereto.

      13. The manufactured home has not been released from the lien created by the Security Instrument nor have any of the terms of the Security Instrument been modified.

      14. There are no actions, suits or proceedings existing, pending or threatened against or affecting Seller before any court, arbitrator or governmental or administrative body or agency which affect the validity or enforceability of the Contract or which might result in any adverse change in the value of the Contract.

      15. All actions taken by Seller, all Contract documents, and all forms, letters, notices, statements and other materials used by Seller in connection with the Contracts, comply with Title I of the Federal Consumer Credit Protection Act, being the Truth in Lending Simplification and Reform Act, as amended, and Revised Regulation Z, as amended, and any applicable state law governing such Contract documents.

      16. Neither Seller nor any other entity retains or holds any rights or interests in the Contract or any proceeds from a Contract, including any rights or options to service such Contact.

      17. Seller has transmitted, or will within the time prescribed by applicable law, rule or regulation transmit, to the appropriate federal or state taxing authority and to each Obligor any required form or other notice setting forth the amount of interest paid by the Obligor to Seller during the calendar year 2003.

      18. The amounts shown on the Schedule of Contracts (Exhibit A) delivered to Buyer at Closing are correct in all material respects.

      19. Seller assigns to Buyer with each Contract all of Seller's rights and interest in and to any late charges, insurance receivable, partial payments receivable and tax receivable. No adjustment in the Purchase Price or Unpaid Principal Balance has been made for any of these receivable balances.

      20. After Closing, Seller will forward to Buyer in an expedient manner and at the expense of Seller, all moneys and correspondence received from Obligors or in regards to a Contract or the manufactured home.

      21. After Closing, for a 90 day period, Seller will assist Buyer in reconciling payment or other disputes with Obligors.

      22. Seller will assign its interest in any agreements between Seller and any retailer who assigned Contracts to Seller, as such agreements relate to the Contracts sold by Seller to Buyer.

      23. Seller will hold Buyer harmless from and against any claims made against Buyer for actions of Seller prior to the Closing Date.

      24. Seller is responsible for any expenses incurred before the Cut-off date including but not limited to legal fees, etc. Buyer is responsible for any expenses it incurs after the Cut-off date.

                                    ARTICLE 5
                               BREACH OF WARRANTY

Upon discovery by either Seller or Buyer, up to 90 days after Closing, of any breach of any of the aforesaid covenants, representations and warranties as they pertain to specific contract, the party discovering such breach must give prompt written notice to the other. Within 30 days of either its discovery of breach or its receipt of notice of breach, Seller must cure such breach or upon demand of Buyer, repurchase from Buyer the specific Contract, with respect to which such breach exists. In the event of such a repurchase, Buyer must deliver to Seller the related Contract Security Agreement, Contract File and assign to Seller all of Buyer's right, title and interest in and to the related Contract free and clear of any and all claims, liens and encumbrances, except for those which existed at the time of Buyer's purchase of such Contract. Any such repurchase by Seller must be for a repurchase price equal to thirty one percent (31%) of the Unpaid Principal Balance of such Contract, plus accrued interest as of its date of repurchase.

                                    ARTICLE 6
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants to Seller as follows:

      1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to own its properties and carry on its business as it is now being conducted, and is duly qualified to transact business as it is now being conducted as a foreign corporation in all jurisdictions where such qualification is required, unless such failure to qualify would not have a materially adverse effect on Buyer's ability to carry out its obligations hereunder.

      2. Buyer has the corporate power to purchase the Contract and corresponding Security Instrument and such purchase has been duly authorized by any necessary corporate action of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. Buyer has obtained any and all necessary consents of third parties required of it in order to accomplish such purchase, and such purchase will not result in Buyer's being in default under any of the provisions of its certificate of incorporation, by-laws or of any material credit or other agreements to which it is a party.

      3. Buyer has received all necessary federal, state and local licenses, permits, authorizations and approvals required to conduct its business as it is presently being conducted and to perform its functions under this Agreement, except with respect to such licenses, permits, authorizations and approvals which the failure to obtain would not have an adverse effect on Buyer's ability to perform its obligations hereunder.

      4. From and after Closing Date, Buyer will comply with all Contract obligations required of Seller pursuant to such Contracts, including any and all notice requirements.

      5. Buyer will hold Seller harmless from and against any claims made for actions of Buyer subsequent to the Closing Date.

                                    ARTICLE 7
                                 INDEMNIFICATION

Seller agrees to protect, indemnify, and hold Buyer harmless against any and in respect of, any and all Damages arising out of, connected with or resulting from
(i) any willful material breach of the agreements, representations, covenants or warranties made by Seller herein not known or discoverable by Buyer during its due diligence of Seller's records; (ii) any and all known non-contractual or illegal actions by Seller or known contractually or legally required inactions not taken by Seller with respect to the Contracts on or prior to the Closing Date or (iii) any acts or failures to act by Seller under the terms hereof.

Buyer agrees to protect, indemnify, and hold Seller harmless against and in respect of, any and all Damages arising out of, connected with or resulting from
(i) any breach of the agreements, representations, covenants or warranties made by Buyer herein or (ii) any acts or failures to act by Buyer under the terms hereof or (iii) any action taken or failure to act by Buyer after the Closing Date with respect to the Contracts.

                                    ARTICLE 8
                        PERFORMANCE AND POWER OF ATTORNEY

In order to enforce Buyer's rights hereunder, Seller must, upon the request of Buyer or its assigns, do and perform or cause to be done and performed, every reasonable act and thing necessary or advisable to put Buyer in position to enforce the payment of the Contracts and to carry out the intent of this Agreement, including the execution of documents such as applications for certificates of title and UCC financing statements assigning Seller's security interests in the manufactured homes, and the execution of, and, if necessary, the recordation of, additional documents including separate endorsements and assignments upon request of Buyer. For purpose of the foregoing, Seller hereby grants to Buyer a limited power of attorney (attached as Exhibit B) which will not be terminable by Seller without the prior written consent of Buyer, and hereby authorizes any individual or any person nominated by Buyer to exercise all rights and remedies that Seller would have with respect to the Contracts but for the sale and assignment to Buyer.

                                    ARTICLE 9
                      BROKERAGE AND OTHER THIRD PARTY FEES

Seller hereby assumes responsibility for a brokerage or finder's fees (limited to one point) due to Jaymes Financial as a result of the transaction between Buyer and Seller.

                                   ARTICLE 10
                                   THE CLOSING

At least two Business Days before the Closing Date, Seller must provide the Schedule of Contracts to Buyer. The Schedule of Contracts must list each Contract to be purchased on the Closing Date and must set forth as to each such
Contract:

      (1)   Account number of the Contract,

      (2)   Name of the Obligor,

      (3)   Then Unpaid Principal Balance,

      (4)   Next scheduled payment due date,

      (5)   Monthly payment amount,

      (6)   Date last payment received,

      (7)   Interest rate,

At the Closing, Seller must deliver to Buyer the following:

      1.    The Contract File.

      2. The original Contract, with an assignment in the form attached hereto as Exhibit C of all of Seller's right, title and interest therein.

      3. The original Security Instrument or a copy of an application thereof, and an assignment in form acceptable to Buyer of all of Seller's right, title, and interest therein. In the event Seller does not have an original Security Instrument, Seller shall provide the original Security Instrument to Buyer no later than 90 days from and after the closing date. In the event seller does not provide the original Security Instrument within 90 days after the closing date, seller will repurchase the Affected Contract as per the terms of
            Article 5 subject to the Buyer's approval.

      4.    Any and all Escrow funds held by Seller.

      5. Evidence of physical damage insurance coverage of each manufactured home.

      6. Obligor payment and collection records, including collection ledger comments.

      7.    A bill of sale in the form attached hereto as Exhibit D.

Subject to Seller complying with all of the terms and provisions of this Agreement by 12:00 noon. Eastern Standard Time on the Closing Date, Buyer will pay the Purchase Price to Seller on the Closing Date, by wire transfer in immediately available funds, to a bank account specified by Seller to Buyer in writing at least two Business Days prior to the Closing Date.

                                   ARTICLE 11
                                     NOTICES

Any notice, demand or communication which either party desires or is required to give to the other party in connection with this Agreement must be in writing and must be either delivered in person or sent by fax or by an express mail service, addressed to the parties, as follows, or to such other fax number and/or address as either party hereafter specifies in accordance with this Article:

IF TO BUYER:      The Cadle Company
                  100 North Center Street
                  Newton Falls, Ohio 44444
                  Attention: Dan Cadle
                  Fax: 330-872-5367

IF TO SELLER:     FREEDOM FINANCIAL GROUP.
                  3042 East Elm Street
                  Springfield, MO 65802
                  Attention: Jerry Fenstermaker, CEO
                  Fax: 417-520-0790


                                   ARTICLE 12
                                     GENERAL

This Agreement together with all Exhibits and Schedules hereto constitutes the entire agreement between the parties hereto and supersedes any and all representations, promises and statements, oral or written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no such representation, promise or statement not written herein will be binding on the parties. This Agreement may not be varied or altered or its provisions waived except by an agreement in writing executed by duly authorized agents of both parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

This Agreement must be interpreted, construed and enforced in accordance with the laws of the State of Missouri.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provisions in any other jurisdiction.

Captions are for convenience of reference only and are not to be considered as defining or limiting in any way the scope or intent of the provisions in any other jurisdiction.

The waiver of any breach, term, provision or condition of this Agreement may not be construed to be a subsequent waiver of any other breach, term, provision or condition. All remedies afforded by this Agreement for a breach hereof will be cumulative, that is, in addition to all other remedies provided for herein or at law or in equity.

All agreements, representations, warranties and covenants made herein will survive the execution and delivery of this Agreement, the Closing and the purchase of the Contracts hereunder.

Headings of the Articles and Sections of this Agreement are intended for reference only and may not be deemed to affect or be utilized in the interpretation of any of the provisions hereof. All Schedules and Exhibits hereto are incorporated herein by the references thereto in this Agreement.

This Agreement may be executed in one or more counterparts or duplicate originals, each of which must be deemed an original, but all of which together will constitute but one and the same instrument. The designations of the parties to this Agreement and any pronouns referring to any party, wherever used, must be so construed as to include the plural as well as the singular number, and, whenever the context permits, any gender includes all other genders and the singular number includes the plural. As used in this agreement, the words "includes" and "including" are not limiting, and the words "hereof' and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Seller:                                        Buyer:

Freedom Financial Group, Inc.                  The Cadle Company

By:  /s/ Jerry Fenstermaker                    By:  /s/ Daniel C. Cadle
   -----------------------------------------      -------------------------
Title:   CEO                                   Title:   President
      --------------------------------------         ----------------------

                                    Exhibit A
                                  LOAN SCHEDULE

    Lien       FICO      HDI      TDI      Coupon       Term       Appraisal        P&I      Purchase Price     DownPmt

  Primary                                 11.5000        180                      $574.92      $51,805.18      $2,590.25
  Primary                                 11.9500        300                      $448.61      $45,044.78      $2,300.00
  Primary                                 11.9500        300                      $389.49      $39,064.06      $1,953.21
  Primary                                 11.5000        180                      $408.06      $36,930.75      $2,000.00
  Primary                                 11.9500        300                      $687.67      $69,049.38      $3,500.00
  Primary                                 11.5000        180                      $343.70      $30,922.00      $1,500.00
  Primary                                 11.5000        180                      $648.67      $58,527.63      $3,000.00

  Primary                                 11.9500        300                      $472.93      $47,433.50      $2,372.00
  Primary                                 11.5000        180                      $755.55      $68,081.75      $3,405.00
  Primary                                 11.5000        180                      $539.31      $50,666.00      $4,500.00
  Primary                                 11.9500        300                      $430.07      $43,477.00      $2,500.00
  Primary                                 11.5000        180                      $400.62      $36,044.00      $1,750.00
  Primary                                 11.5000        180                      $525.69      $51,500.00      $6,500.00
  Primary                                 11.9500        300                      $401.80      $40,784.00      $2,500.00

                                                       TOTALS                    $7,027.38    $669,330.03     $40,370.46

   AmtFin         LTV       OrigDate     FirstPmt     Maturity         UPB           Last         Next
                                                                      3/6/03         Paid         Due
 $49,214.93                 04/06/99     05/06/99     04/06/14      $47,459.88     02/14/03     05/06/02
 $42,744.78                 10/15/98     11/15/98     10/15/23      $41,667.41     03/01/03     02/15/03
 $37,110.85                 10/01/98     11/01/98     10/01/23      $36,067.69     02/27/03     12/02/02
 $34,930.75                 09/22/99     10/22/99     09/22/14      $33,646.37     02/14/03     05/03/02
 $65,549.38                 06/08/99     07/23/98     06/23/23      $64,652.88     03/01/03     06/23/02
 $29,422.00                 10/11/00     11/11/00     10/11/15      $28,093.09     02/11/03     03/11/03
 $55,527.63                 04/16/99     05/16/99     04/16/14      $51,862.74     10/29/02     10/16/02

 $45,061.50                 11/05/98     12/05/98     11/05/23      $43,925.09     03/04/03     04/05/03
 $64,676.75                 03/16/99     04/16/99     03/16/14      $61,103.21      2/23/03     03/16/02
 $46,166.00                 10/16/00     11/16/00     10/16/15      $42,891.50     03/04/03     04/16/03
 $40,977.00                 06/24/98     07/24/98     06/24/23      $39,930.96     02/05/03     01/24/03
 $34,294.00                 03/22/00     04/22/00     03/22/15      $32,306.14     02/18/03     02/22/03
 $45,000.00                 09/27/00     10/27/00     09/27/15      $44,386.45     10/01/02     06/11/02
 $38,284.00                 07/01/98     08/01/98     07/01/23      $42,267.21     11/18/02     08/02/01

$628,959.57                                                        $610,460.62

                      EXHIBIT B-- LIMITED POWER OF ATTORNEY


         Reference is made to that certain Purchase and Sale Agreement (the "Agreement") dated and effective as of April 7, 2003, by and between Freedom Financial Group Inc. (FKA Stevens Financial Group/Sinclair Financial Group) a Delaware corporation (together with its affiliates), which is located at 3042 East Elm Street, Springfield, Missouri 65802, "Seller" and The Cadle Company, an Ohio corporation, and/or its Assigns, which is located at 100 North Center Street, Newton Falls, Ohio 44444, "Buyer".

         In accordance with the Agreement, Seller hereby makes, constitutes, appoints and confers upon Buyer, its successors and assigns, Seller's irrevocable, limited power of attorney (coupled with an interest) to endorse and collect any checks or other forms of payment received from Obligors, under the related Evidence of Indebtedness sold by Seller to Buyer under the Agreement, to execute lost note affidavits on behalf of Seller with respect to any and all notes which Seller has been unable to deliver to Buyer pursuant to the Agreement, and to endorse and sign any documents necessary to assign, transfer, extend, release or otherwise carry out the interest of the Agreement with respect to notes, retail installment sales contracts, mortgages, security instruments, or other instruments related to an Evidence of Indebtedness.

         The capitalized terms shall have the same meaning as in the Agreement

         IN WITNESS WHEREOF, Seller has caused its name to be subscribed hereto by its duly authorized officer this 7th day of April, 2003.

ATTEST:                                  FREEDOM FINANCIAL GROUP INC.


                                         By:      /s/ Jerry Fenstermaker
------------------------------------        ---------------------------------
                                         Title:   CEO
                                               ------------------------------

STATE OF MISSOURI
COUNTY OF GREENE

         I, Mary Jane Yoder, a Notary Public, do hereby certify that on April 8, 2003 personally appeared before me Jerry Fenstermake who being by me first duly sworn, declared that he/she is the CEO of Freedom Financial Group Inc., that he/she signed the foregoing document as CEO of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)                 /s/ Mary Jane Yoder
                                         ------------------------------------
                                             Notary Public
                                             My Commission Expires:  05/06/06

                                    Exhibit C

                             Assignment of Contracts

Closing Date: April 7, 2003


For good and valuable consideration, receipt of which is acknowledged, Seller assigns to Buyer all of }s rights, title and interest in the Contracts described in Exhibit A, Schedule of Contracts, issued pursuant to and subject to all the terms and conditions of the Purchase and Sale Agreement dated April 7, 2003.

Signed by Seller:                         Accepted by Buyer:


  /s/ Jerry Fenstermaker                   /s/ Daniel C. Cadle
------------------------------------      --------------------------------
                                               Daniel C. Cadle, President

                                    Exhibit D

                                  Bill of Sale

Pursuant to the for Purchase and Sale Agreement dated April 7, 2003 (the "Agreement") by and between Freedom Financial Group ("Seller") and The Cadle Company and/or its Assigns ("Buyer"), for good and valuable consideration paid by Buyer, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, transfer, assign and convey to Buyer, without recourse to Seller except as set forth in the Agreement, all of Seller's right, title and interest in, to and under (a) the Schedule of Contracts attached hereto as Exhibit A, including all Security Agreements, and Contract Files related to such Contracts and (b) all of Seller's rights and remedies under or in connection with the Contracts.

Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

This instrument and the covenants and agreements contained herein shall be binding upon Seller, its successors and its assigns, and shall inure to the benefit of Buyer, its successors and its assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed in its name by a duly authorized representative this 7th day of April 2003.



                                            /s/ Jerry Fenstermaker
                                           -----------------------------
                                           Title:   CEO
                                                 -----------------------